UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 18, 2003

WIND RIVER SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21342	94-2873391
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Wind River Way, Alameda, California 94501

(Address of principal executive offices, including zip code)

(510) 748-4100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Item 7 — Financial Statements and Exhibits.

The following exhibit is furnished as part of this Report:

Exhibit 99.1 — Press Release issued by Wind River Systems, Inc., dated November 18, 2003, reporting the results of operations for the three and nine months ended October 31, 2003 (furnished and not filed herewith solely pursuant to Item 12).

Item 12 — Results of Operations and Financial Condition

On November 18, 2003, Wind River Systems, Inc. (the “Registrant”) issued a press release announcing its financial results for the three and nine months ended October 31, 2003. The press release did not include certain other financial information that will be filed with the Securities and Exchange Commission as part of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended October 31, 2003.  A copy of the press release relating to such announcement, dated November 18, 2003, is furnished as Exhibit 99.1 to this Report and is incorporated herein by reference in its entirety.

The information in this Report, including the exhibit, is provided under Item 12 of Form 8-K and, pursuant to General Instruction B.6. thereunder, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).  Furthermore, the information in this Report, including the exhibit, shall not be deemed to be incorporated by reference into any filings of the Registrant, whether made before or after the date hereof, under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing except as shall be expressly set forth by specific reference in such a filing.

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Registrant provides pro forma net loss and pro forma net loss per share in the press release as additional information for its operating results. These measures are not in accordance with, or an alternative for, GAAP and may be different from pro forma measures used by other companies.  The Registrant’s management believes that this presentation of pro forma net loss and pro forma net loss per share provides useful information to management and investors regarding certain additional financial and business trends relating to its financial condition and results of operations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 18, 2003	WIND RIVER SYSTEMS, INC.

	By:	/S/ MICHAEL ZELLNER
Michael Zellner
Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Number	Description

99.1	Press Release issued by Wind River Systems, Inc., dated November 18, 2003, reporting the results of operations for the three and nine months ended October 31, 2003